Report of Independent Accountants


To the Board of Trustees and Shareholders of the One Group Mutual Funds

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Small Cap Growth Fund, the Small Cap
Value Fund, the Mid Cap Growth Fund, the Mid Cap Value
Fund, the Diversified Mid Cap Fund, the Large Cap Growth
Fund, the Large Cap Value Fund, the Equity Income Fund, the Diversified Equity Fund, the Balanced Fund, the Equity
Index Fund, the Market Expansion Index Fund, the
Technology Fund, the Health Sciences Fund, the
International Equity Index Fund and the Diversified
International Fund (sixteen series of One Group Mutual
Funds, hereafter referred to as the "Funds") at June 30, 2002, the results of each of their operations for the year then ended, the changes in each of their net assets for the two years then ended and the financial highlights for each of the periods presented (other than those financial highlights that have been audited by other independent accountants), in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at June 30, 2002 by correspondence with the custodian and brokers, provide a reasonable basis for our opinion. The financial highlights of the Small Cap Value Fund, the Diversified
Mid Cap Fund, the Market Expansion Index Fund and the
Diversified International Fund for all periods ended on or before December 31, 1998 were audited by other independent accountants whose report dated February 12, 1999 expressed an unqualified opinion on those financial highlights.



PricewaterhouseCoopers LLP
Chicago, Illinois
August 14, 2002